Exhibit 99.1

Qualigen Therapeutics, Inc. Receives Notification of Deficiency from Nasdaq Related to Delayed Filing of Annual Report on Form 10-K

CARLSBAD, Calif., May 1, 2025 (GLOBE NEWSWIRE) — Qualigen Therapeutics, Inc. (NASDAQ: QLGN) (the “Company”) announced today that it received an expected deficiency notification letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) on April 24, 2025 (the “Notice”). The Notice indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c) (the “Listing Rule”) as a result of its failure to timely file its Annual Report on Form 10-K for the annual period ended December 31, 2024 (the “2024 Form 10-K”), as described more fully in the Company’s Form 12b-25 Notification of Late Filing (the “Form 12b-25”) filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2025. The Listing Rule requires Nasdaq-listed companies to timely file all required periodic reports with the SEC.

In a decision dated December 2, 2024, a Nasdaq Hearings Panel decision imposed a Discretionary Panel Monitor pursuant to Listing Rule 5815(d)(4)(A) which requires Staff to issue a Delist Determination Letter in the event that the Company fails to maintain compliance in the ensuing year (the “Panel Monitor”).

Therefore, in line with the Panel Monitor’s decision, the Company’s securities will be delisted from Nasdaq. If the Company does not request an appeal of this decision by May 1, 2025, trading of the Company’s common stock will be suspended at the start of business on May 5, 2025. After that, Nasdaq will file a Form 25-NSE with the SEC to formally remove the Company’s securities from listing and registration. The Company intends to appeal this decision to Nasdaq on May 1, 2025 and take the necessary steps to regain compliance with Nasdaq’s listing rules as soon as practicable.

As previously disclosed, the filing of the 2024 Form 10-K was delayed due to the matters described in the Form 12b-25, including to allow the Company sufficient time to complete its customary accounting and internal control processes and procedures. While the Company can provide no assurances as to timing, the Company will continue to work diligently to complete and file the 2024 Form 10-K as soon as practicable.

About Qualigen Therapeutics, Inc.

For more information about Qualigen Therapeutics, Inc., please visit www.qlgntx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements relating to the Company’s plans and expectations about the completion and filing of the 2024 Form 10-K, its submission of a plan to regain compliance with respect to the Listing Rule, and the timing thereof. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to, uncertainties about the timing of the Company’s submission of a compliance plan, Nasdaq’s acceptance of any such plan, the duration of any extension that may be granted by Nasdaq, the potential inability to meet Nasdaq’s requirements, the Company’s preparation of the 2024 Form 10-K and the related financial statements, the possibility of additional delays in the filing of the 2024 Form 10-K, and the other risks and uncertainties described in the Company’s SEC reports and under the heading “Risk Factors” in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Investor Relations

ir@qlgntx.com.